Sino Agro Food, Inc. Reports Nine Month Results

Year-Over-Year Nine Month Revenue Doubles to $180.2M

Record Q3 Revenue of $70.7M

November 18, 2013

GUANGZHOU, China-- Sino Agro Food, Inc. (OTC BB: SIAF.OB), an emerging integrated, diversified agriculture technology and organic food company (“the Company”) with principal operations in the People’s Republic of China (“PRC”), is pleased to announce financial results for nine months ending September 30, 2013:

Consolidated Financial Summary (year over year):
Nine months ending	Sept 30, 2013	Sept 30, 2012	Change
Revenue	$180,215,777	$ 89,678,991	101%
Gross Profit	$ 67,036,389	$ 47,324,674	42%
Comprehensive Income (Sino Agro Food, Inc. + subsidiaries)	$ 51,389,618	$ 38,743,558	33%

Stockholders’ Equity (Sino Agro Food, Inc. + subsidiaries)	$261,914,171	$174,663,131	50%

Record revenue of $70.7M exceeded the Company’s previous quarterly high water mark by over $15M, in line with Company guidance for 2013. Total stockholders’ equity increased by $22.7M in the third quarter to $261.9M, or $2.03 per fully diluted share versus $1.95 at the end of the second quarter.

As of September 30, 2013, the Company had unrestricted cash and equivalents of $9,588,415 and working capital of $154,548,532.

Net income from continuing operations for the third quarter totaled $18,752,774 or $.15 per share. Gross margins for the quarter declined due to a reduction in revenue from Consulting and Services of $4.6M in the Fishery Division and $7.2m in the Cattle Farm division.

The Company made some strategic operational decisions mainly relating to resource allocation in Consulting and Services, and embarked upon complementary financial initiatives designed to greatly increase flexibility in both, and to expedite operating cash flow increases. The Company intends to strengthen its growth path as it completes the final year of its five-year plan in 2014.

Mr. Solomon Lee, CEO commented, “I am very pleased with the progress the Company continues to demonstrate, and look forward to attaining greater benchmarks throughout the coming year, in concert with our strategic plan. I would encourage everyone to take the time and review Management’s Discussion and Analysis in the Q3 filing. It contains many details on overall performance, and adds clarity and perspective to the Company’s methodology behind its stellar growth and development.”

Q3 2013 Press Release	Page 1

On October 2, 2013 the Company submitted application to NASDAQ seeking listing on the exchange. As of November 18, 2013, the application remains pending.

SJAP Achieves Dragon Head Enterprise Status

On October 28, 2013, SJAP’s nomination to apply the merit credentials in China to become a certified China Dragon Head Enterprise was approved by the Government Authorities. This is a major achievement and marks a milestone in SJAP’s business operations, plans, and prospects. “Dragon Head” designation both validates and promotes SJAP’s transformation from purely a producer of whole live cattle to a producer, processor, and marketer of packaged, value added beef products. Such vertical integration presents a significant competitive advantage in the region, and in the first quarter of 2014, a multiplier effect will begin to accrue across all financial measures.

“Dragon Head Enterprise” is a prestigious certification granted by the Government to businesses demonstrating corporate social responsibility (“CSR”), pioneering and leadership in business, and high standards of quality and services. It frequently leads to additional governmental grants and other forms of assistance. The Qinghai Province population has a larger percentage of ethnic minorities than most, and thereby businesses receive proportionately higher grants, incentives, assistances and subsidies from the Government. Stemming from its business model, SJAP has been well supported by the Government due to our CSR. The Company expects to receive even greater support from the Government with the approval of its “Dragon Head Enterprise” status.

Operations

Again in the third quarter, the Company continued its “farm to plate” concept, expanding and further integrating as it evolves from primarily a food producer to a processor and marketer as well.

Fishery Division Performance

Revenue from the fishery division amounted to $26,704.244 for the three months ended September 30, 2013 compared to $27,088,699 for the three months ended September 30, 2012.

As fewer fish farms were being built during the third quarter 2013, revenue from Consulting and Services decreased by $4,639,114.

However, revenue from the Sales of fish, prawns, and eel increased by $4,254,659 or 27.4% to $19,764,839 in the three months ended September 30, 2013 from $15,510,180 for the quarter ended September 30, 2012.

Jiangmen City A Power Fishery (“Fish Farm 1”) is now fully operational, with a designed capacity of 1,200 metric tons per year (its built up area is 9,900 square meters). The configuration of 16 AP RAS tanks is now adapted to accommodate sleepy cod, prawns, and flower pattern eel production.

Q3 2013 Press Release	Page 2

Enping City A Power Prawn Co. (EBAPCD or “Prawn Farm 1”) is the first indoor RAS prawn farm in Asia. On April 22, 2013, the first 500,000 (Mexican White) prawn fingerlings were placed, and as of the date of this quarterly filing, management reports that prawns are meeting growth benchmarks with low mortality rates. During Q3, Prawn Farm 1 harvested 102 MT of marketable sized prawns, in line with its target 2013 sales of 250-300 metric tons.

The designed capacity for Prawn Farm one is 400 MT in 2013; this will double in 2014.

Zhongshan A Power Prawn Co. (ZSAPP or “Prawn Farm 2”) Phase I is fully operational. During the third quarter, 2013, ZSAPP sold 258M Mexican White fingerlings at an average price of RMB165/10,000 fingerlings, and over 100M Big Giant Prawn fingerlings at an average price of RMB460/10,000 fingerlings. The design capacity of Phase I is 1.6B fingerling and 400 MT of prawns, increasing to 3.2B fingerlings and 1,200 MT of prawns through Phases II and III.

Phase II construction is scheduled to complete by the end of 2013, and Phase III by end of 2014.

The Fish and Eel Farm (“Fish Farm 2”) is currently under construction, in three phases, with a scheduled built up area of 165,000 square meters, targeting an initial designed capacity of 800 MT in 2014.

Plantation Division Performance

Revenue from the plantation division increased by $3,298,774 or 45.59% to $10,534.960 for the three months ended September 30, 2013 from $7,236,186 for the three months ended September 30, 2012. The increase was primarily due to higher production of flowers by 301MT, and by the rise in the wholesale price of fresh flowers from $.13/piece (Q1-Q3, 2012) to $.15 per piece (Q3, 2013).

Jiangmen City Heng Sheng Tai Agriculture Co. Ltd. (“JHST”) is a consolidated subsidiary, which cultivates 187 acres of Hylocereus Undatus, or Dragon Fruit Flowers. Past years’ problems with disease and weather have been solved and avoided so far this year. During 2013, JHST has completed the revitalization of its HU plantation with new irrigation systems and the addition of staff housing to accommodate more than 40 workers.

In addition, this quarter marks the first for harvesting a second crop, a special Chinese herb called XueYingZi and commonly known as “Immortal Vegetables.” Harvests from the trial grown on over 30 MU yielded over 200 MT of crops (inclusive of roots), averaging 6.7 MT/MU from a density of about 1,700 plants. This meets the Company’s earlier targets.

Immortal Vegetables were also planted in between each row of HU plants, anticipating that the shelf life of fresh HU flowers would be prolonged. As harvesting progressed, this was evidently not the case. As of September 2013 the Company started trials of other cash crops in between the HU plant rows, with the aim to improve revenues throughout the year.

Q3 2013 Press Release	Page 3

Beef Division Performance

Revenue from beef division increased by $4,378,970 or 115.66% to $8,164,934 for the three months ended September 30, 2013 compared to $3,785,964 for the three months ended September 30, 2012. The increase was due to improved cattle sales.

Subsequent to the quarter’s end, Qinghai Sanjiang A Power Agriculture Co (“SJAP”) received the prestigious “Dragon Head Business” status, rewarding work there to date, and portending well for the remaining execution of the unit’s five-year plan, and capitalizing results.

Work continues on both constructing new cattle houses and the new abattoir/deboning and packaging facilities. SJAP received its permit April 17, 2013 and construction commenced April 21, 2013. As of the first week in November, the construction of the slaughterhouse complex was about 80% complete. In turn, trial runs of the facilities are scheduled no later than the end of December, targeting phase I operation to commence in the first quarter of 2014.

In China, obtaining a business permit for an abattoir complex is difficult and rare. Accordingly, it will be a very valuable asset. Not only a competitive barrier to market entry, the slaughterhouse, deboning and value added meat processing facilities will make significant contributions to sales growth in 2014. As a primary producer, including revenues from organic fertilizer, bulk livestock feed, concentrated feed, and the sale of live cattle, and after fattening 15-16 month old cattle for 5-6 months, and excluding marketing division revenues, SJAP generates RMB29,940 per head of cattle. As a value added processor, with 10% of the beef sold as value added processed beef products, SJAP expects revenues of RMB81,347 per head, an increase of 171%.

Prices of beef cattle under a year old are increasing faster than older cattle (12% over the first quarter, 2013), providing a leading indicator of mature cattle and beef product prices in the future.

SJAP targets live cattle production of 8,000 head in 2013, split evenly between its own farms and cooperative growers, with targeted growth of 50% in 2014, and with excess capacity in the abattoir complex for additional processing.

Management’s Discussion and Analysis section in the 10-Q filed November 18 2013 presents supporting detail for SJAP’s business, as well as all other divisions and sub-divisions.

Organic Fertilizer Division Performance

Revenue from organic fertilizer increased by $10,559,333 or 617% to $12,270.019 for the three months ended September 30, 2013 compared to $1,710,686 for the three months ended September 30, 2012. The increase was primarily due to across the board new or raised manufacturing capacities for organic fertilizer and for bulk and concentrated feed at SJAP, as well as pure organic mixed fertilizer (“POMF”) at Hunan Shenghua A Power Co. (“HSA”).

The Company believes HSA’s pure organic fertilizer aligns well with government policy encouraging lake fish farmers to use organic fertilizer versus chemical, providing a very large market.

Q3 2013 Press Release	Page 4

Cattle Farm Division Performance

Revenue from the cattle farm decreased by $3,531.139 to $4,639,397 for the three months ended September 30, 2013 compared to $8,170,536 for the three months ended September 30, 2012. The decrease was entirely due to zero revenues from consulting and services, as no new cattle farms were being built in the third quarter of 2013. This represented a year over year drop in revenues of $7,194,814. As consulting and services are a high gross profit margin business, this reduced the Company’s overall gross profit margins and earnings per share.

Within the division, this decrease was offset by a 268% increase in the sale of live cattle from $1,262,184 to $4,639,397 in the third quarters of 2012 and 2013, respectively.

Corporate Division Performance

Revenue for the three months ended September 30 2013 increased by $8,394,143 compared to $0 for the three months ended September 30, 2012. The increase is due primarily to the increase of sales through trading of imported frozen and fresh seafood for the three months ended September 30 2013.

During the third quarter 2013, the Company’s import export sub-division sold twelve 40-foot containers of seafood from various countries (i.e. Russia, Malaysia, Thailand, Chile, Norway). Imports of live mud crabs, flower pattern eels, and other fish from Madagascar totaled 500 metric tons.

As of September 2013, the group is managing six Leonie’s restaurants totaling 5,800 square meters (63,800 square feet) with seating capacity for 1,370 persons, either in operation or under construction. As of October 31, 2013 planning or construction of three additional smaller specialized gourmet shops was underway, targeting completion by the end of 2013.

The Company is investigating opportunities for satellite distribution centers serving tier 1, 2, and 3 cities to market its planned production from SJAP, adding to its “Beijing Cattle Farm” in the Central Cattle Market and Facility of Beijing City, which housed 450 head of cattle from Cattle Farm 1 in the third quarter.

Consolidated Results

Revenue

Revenue increased by $22,357,009 or 46.24% to $70,707,697 for the three months ended September 30, 2013 compared to $48,350,688 for the three months ended September 30, 2012. The increase was primarily due to the natural growth of revenue generated from the organic fertilizer, beef and plantation divisions, and corporate and other operations not commenced in 2012.

The following chart illustrates the changes by business segment from the three months ended September 30, 2012 to three months ended September 30, 2013. (Of note, certain revenues classified in the fishery division in 2012 were reclassified to the corporate division in 2013.)

Q3 2013 Press Release	Page 5

Cost of Goods

Category	2013	2012	Change ($)	Change (%)
Fishery (CA)	$26,704,244	$27,088,699	-$ 384,455	-1%
Plantation (JHST)	$10,534,960	$ 7,236,186	$ 3,298,774	46%
Organic Fertilizer (SJAP	$12,270,019	$ 1,710,686	$10,559,333	617%
Beef (SJAP)	$ 8,164,934	$ 3,785,964	$ 4,378,970	116%
Cattle Farm (MEIJI)	$ 4,639,397	$ 8,529,153	-$ 3,889,756	-46%
Corporate/Other (SIAF)	$ 8,394,143		$ 8,394,143

Total	$70,707,697	$48,350,688	$22,357,009	46%

Cost of Goods Sold increased by $21,986,718 or 97.30% to $44,584,572 for the three months ended September 30, 2013 from $22,597,854 for the three months ended September 30, 2012. The increase was primarily due to the Company increasing its scale of operation from continuing operations at its fishery, plantation, organic fertilizer, cattle farm and beef operations for the three months ended September 30, 2013 as compared to the three months ended September 30, 2012

Gross Profit

Gross profit increased by $370,291 or 1.44% to $26,123,125 for the three months ended September 30, 2013 compared to $25,752,834 for the three months ended September 30 2012. The increase was primarily due to the corresponding increases in revenues from our organic fertilizer, beef, and plantation divisions, offset by decreases corresponding to the decrease in revenues generated from consulting and services segments within the fishery division (by $4,639,114) and within the cattle division (by $7,194,209).

Q3 2013 Press Release	Page 6

Earnings Call Information

The Company will host an earnings call and web conference on November 22, 2013 at 11:00 AM EDT to discuss financial results for the third quarter of 2013, with questions and answers. To participate in the conference call please use the following information:

SIAF 2013 Third Quarter Earnings Call Information
Date: November 26, 2013	Time: 11 :00 AM, U.S. Eastern Daylight Time
Participant Dialing Instructions:
Toll Free Number: (1-800) 766-1337	Direct Dial Number: (1-404) 920-6210
Conference Code: 2423733#

An audio replay of the conference call will be made available in the Investor Relations section of the Company’s web site.

Financial Tables

Q3 2013 Press Release	Page 7

Sino Agro Food, Inc. Consolidated Balance Sheets

	September 30, 2013	December 31, 2012
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$9,588,415	$8,424,265
Accounts receivable, net of allowance for doubtful accounts	59,690,624	52,948,350
Inventories	17,933,503	17,114,755
Cost and estimated earnings in excess of billings on uncompleted contracts	1,759,821	2,336,880
Deposits and prepaid expenses	84,856,620	47,308,857
Other receivables	9,617,650	5,954,248
Total current assets	183,446,633	134,087,355
Property and equipment
Property and equipment, net of accumulated depreciation	37,984,694	19,946,302
Construction in progress	41,579,898	24,492,510
Land use rights, net of accumulated amortization	56,253,797	55,733,246
Total property and equipment	135,818,389	100,172,058
Other assets
Goodwill	724,940	724,940
Proprietary technologies, net of accumulated amortization	7,813,958	8,114,624
License rights	1	1
Total other assets	8,538,899	8,839,565

Total assets	$327,803,921	$243,098,978

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$8,231,077	$5,762,643
Billings in excess of costs and estimated earnings on uncompleted contracts	2,413,455	2,790,084
Due to a director	4,989,134	3,345,803
Dividends payable	-	951,308
Other payables	10,824,617	6,654,478
Short term bank loan	2,439,818	3,181,927
	28,898,101	22,686,243

Non-current liabilities
Deferred dividends payable	3,146,987	3,146,987
Bonds payable		-
Long term debts	178,920	175,006
	3,325,907	3,321,993

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock: $0.001 par value
(10,000,000 shares authorized, 0 share issued and outstanding as of September 30, 2013 and December 31, 2012, respectively)
Series A preferred stock: $0.001 par value	$-	$-
(100 shares designated, 100 shares issued and outstanding
as of September 30, 2013 and December 31, 2012, respectively)
Series B convertible preferred stock: $0.001 par value)	7,000	10,000
(10,000,000 shares designated, 7,000,000 and 10,000,000 shares issued and outstanding)
as of September 30, 2013 and December 31, 2012, respectively)
Series F Non-convertible preferred stock: $0.001 par value)
(1,000,000 shares designated, 0 shares issued and outstanding)	-	-
as of September 30, 2013 and December 31, 2012, respectively)
Common stock: $0.001 par value	128,564	100,005
(130,000,000 shares authorized, 128,563,766 and 100,004,850 shares issued and oustanding as of September 30, 2013 and December 31, 2012, respectively)
Additional paid - in capital	103,906,407	91,216,428
Retained earnings	153,326,794	103,864,308
Accumulated other comprehensive income	5,795,406	3,868,274
Treasury stock	(1,250,000)	(1,250,000)
Total Sino Agro Food, Inc. and subsidiaries stockholders' equity	261,914,171	197,809,015
Non - controlling interest	32,690,742	19,281,727
Total stockholders' equity	294,604,913	217,090,742
Total liabilities and stockholders' equity	$326,828,921	$243,098,978

The accompanying notes are an integral part of these consolidated financial statements

Q3 2013 Press Release	Page 8

Sino Agro Food, Inc.

 Consolidated Statements of Income and Other Comprehensive Income

	Three	Three	Nine	Nine
	months ended	months ended	months ended	months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	$70,707,697	$48,350,688	$180,215,777	$89,678,991

Cost of goods sold	44,584,572	22,597,854	113,179,388	42,354,317

Gross profit	26,123,125	25,752,834	67,036,389	47,324,674

General and administrative expenses	(2,026,989)	(1,317,759)	(5,840,681)	(6,275,758)
Net income from operations	24,096,136	24,435,075	61,195,708	41,048,916

Other income

Government grant	343,481	3,312	423,240	82,164

Other income	41,264	127,551	107,171	564,749

Gain on extinguishment of debts	160,997	641,831	1,212,010	1,459,343

Interest expense	(286,376)	(5,630)	(398,386)	(5,630)

Net income	259,366	767,064	1,344,035	2,100,626

Net income before income taxes	24,355,502	25,202,139	62,539,743	43,149,542

Provision for income taxes	-	-	-	-

Net income	24,355,502	25,202,139	62,539,743	43,149,542
Less: Net (income) loss attributable
to the non - controlling interest	(5,602,728)	(2,476,834)	(13,077,257)	(4,462,754)
Net income from continuing operations attributable
to Sino Agro Food, Inc. and subsidiaries	18,752,774	22,725,305	49,462,486	38,686,788
Other comprehensive income (loss)
Foreign currency translation gain	822,349	(545,616)	2,258,890	1,095
Comprehensive income	19,575,123	22,179,689	51,721,376	38,687,883
Less: other comprehensive (income) loss attributable
to the non - controlling interest	(165,987)	186,885	(331,758)	55,675
Comprehensive income attributable to
Sino Agro Food, Inc. and subsidiaries	$19,409,136	$22,366,574	$51,389,618	$38,743,558

Dividend	$-	$3,125,661	$-	$3,125,661
Earnings per share attributable to Sino Agro Food, Inc.
and subsidiaries common stockholders:
Basic	$0.15	$0.27	$0.43	$0.51

Diluted	$0.15	$0.25	$0.40	$0.47

Weighted average number of shares outstanding:

Basic	122,057,655	84,475,977	115,580,104	75,676,204

Diluted	129,057,655	91,475,977	123,525,159	82,676,204

Q3 2013 Press Release	Page 9

Sino Agro Food, Inc. Consolidated Statements of Cash Flows

	Nine months ended	Nine months ended
	September 30, 2013	September 30, 2012
	(Unaudited)	(Unaudited)

Cash flows from operating activities
Net income	$62,539,743	$38,686,788

Adjustments to reconcile net income to net cash from operations:
Depreciation	995,408	320,519
Amortization	1,469,457	1,826,424
Common stock issued for services	271,800	2,139,057
Gain on extinguishment of debts	(1,212,010)	(1,459,343)
Other amortized expenses	14,152	-
Changes in operating assets and liabilities:
Increase in inventories	(818,748)	(7,458,736)
Decrease (increase) in cost and estimated earnings in excess of billings on uncompleted contacts	577,059	(1,973,803)
Increase in accounts receivable	(6,742,274)	(26,411,798)
Increase in deposits and prepaid expenses	(37,090,703)	(18,172,533)
(Increase) decrease in other receivables	(3,623,402)	1,755,926
Increase in due to a director	1,640,331	13,966,356
Increase in accounts payable and accrued expenses	2,468,434	852,493
(Decrease) increase in billings in excess of costs and estimated earnings on uncompleted contracts	(376,629)	3,236,306
Decrease in amount due to related parties	-	(867,413)
Decrease in amount due from related parties	-	3,000,000
Increase in other payables	17,952,791	850,877
Net cash provided by operating activities	38,065,409	10,291,120
Cash flows from investing activities
Acquisition of property and equipment	(4,188,660)	(2,527,245)
Acquisition of proprietary technologies	-	(1,500,000)
Acquisition of land use rights	(489,904)	-
Business combination of a subsidiary	-	(2,499,184)
Payment for construction in progress	(31,494,031)	(2,317,082)
Net cash used in investing activities	(36,172,595)	(8,843,511)
Cash flows from financing activities
Short term bank loan raised	-	1,577,038
Short term bank loan repaid	(742,109)
Non - controlling interest contribution	-	2,993,186
Net proceeds of bonds	339,884	-
Dividends paid	(951,308)	(134,631)
Net cash (used in) provided by financing activities	(1,353,533)	4,435,593

Effects on exchange rate changes on cash	624,869	(1,859,527)
Increase in cash and cash equivalents	1,164,150	4,023,675

Cash and cash equivalents, beginning of period	8,424,265	1,387,908
Cash and cash equivalents, end of period	9,588,415	5,411,583

Supplementary disclosures of cash flow information:
Cash paid for interest	$398,386	$5,630

Cash paid for income taxes	-	-

Non - cash transactions
Common stock issued for settlement of debts	$13,782,651	$14,683,489
Common stock issued for services and compensation	$133,744	$357,870
Disposal proceeds receivable of sales of subsidiaries, HYT and ZX	$-	$2,386,233
Transfer construction in progress to property, plant and equipment	$14,406,643	$4,478,667
Series B Convertible preferred shares cancelled	$(3,000)	$-

Q3 2013 Press Release	Page 10

About Sino Agro Food, Inc.

Sino Agro Food, Inc. (“SIAF”) (http://www.sinoagrofood.com) is an integrated, diversified agricultural technology and organic food company focused on developing, producing and distributing agricultural products in the Peoples Republic of China. The Company addresses the increasing demand of China’s rising middle class for gourmet and high-quality food items. Current lines of business include the manufacture and distribution of beef and lamb products, fish products, bioorganic fertilizer, stock feed and cash crops.

Keep abreast of company developments by “liking” our Facebook page: https://www.facebook.com/SinoAgroFoodInc

Not a Broker/Dealer or Financial Advisor

Sino Agro Food, Inc. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company’s website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in Sino Agro Food, Inc.

Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

Forward Looking Statements

This release contains certain “forward-looking statements” relating to the business of SIAF and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There can be no assurance that future developments affecting SIAF will be those anticipated by SIAF. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Sino Agro Food, Inc. Contact Information:

CEO Mr. Solomon Lee, 86-20-22057860

Or

Peter Grossman, Investor Relations (US and Europe): info@sinoagrofood.com

Q3 2013 Press Release	Page 11